UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 21, 2014

SHELL MIDSTREAM PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-36710	46-5223743
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Shell Plaza 910 Louisiana Street Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 241-6161

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items.

As previously disclosed in a Current Report on Form 8-K dated November 20, 2014 (the “Prior Current Report”) filed by Shell Midstream Partners, L.P. (the “Partnership,” “we,” “us” or “our”), the Partnership has concluded that the audited financial statements as of and for the year ended December 31, 2013 of its accounting predecessor, the Houston-to-Houma crude oil pipeline system (“Ho-Ho”), in which the Partnership owns a 43% interest, contained an error that resulted in a $2.8 million understatement of Ho-Ho’s total revenue and net income and would be restated. For more information, please read Note 1 to the restated audited financial statements as of and for the year ended December 31, 2013 filed as Exhibit 99.1 hereto. As a result of this error, Ho-Ho’s net parent investment and total assets were understated by $1.9 million for the year ended December 31, 2013 and $1.0 million as of June 30, 2014, after giving effect to certain payments made on accounts receivable. There was no impact on Ho-Ho’s revenue, net income or total cash flow for the six months ended June 30, 2014. The Partnership also concluded that Ho-Ho’s unaudited financial statements as of and for the six months ended June 30, 2014 would be revised. For more information, please read Note 1 to the revised unaudited financial statements as of and for the six months ended June 30, 2014 filed as Exhibit 99.2 hereto. The financial statements were contained in the Partnership’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission that was declared effective on October 28, 2014 (the “Registration Statement”) and in the related Prospectus dated October 29, 2014 (the “Prospectus”).

The Partnership is filing herewith Ho-Ho’s restated audited combined financial statements as of and for the year ended December 31, 2013, Ho-Ho’s revised unaudited condensed combined financial statements as of and for the six months ended June 30, 2014, and updated historical financial information previously provided in certain sections of the Prospectus solely to reflect such restated and revised financial statements. No other changes have been made to information previously provided in the Prospectus.

The financial data in the restated audited financial statements for the 2013 annual period filed herewith are entirely consistent with the expected restated financial data for such period that was provided by the Partnership in the Prior Current Report. The financial data in the revised unaudited financial statements for the six months ended June 30, 2014 filed herewith are entirely consistent with the expected restated financial data for such period that was provided by the Partnership in the Prior Current Report.

Statements in the exhibits to this Current Report, including but not limited to those relating to the Partnership’s or management’s intentions, beliefs, expectations, projections, assessment of risks, estimations, plans or predictions for the future and other statements that are not historical facts are forward-looking statements that are based on current expectations. Although the Partnership believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include risks described in the Prospectus and other filings with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Investors should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement and the Partnership undertakes no duty to update any forward-looking statement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Audited Combined Financial Statements of Ho-Ho as of and for the Year ended December 31, 2013

99.2	Unaudited Condensed Combined Financial Statements of Ho-Ho as of and for the Six Months ended June 30, 2014

99.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations of Our Predecessor and —Cash Flows from Our Predecessor’s Operations

99.4	Selected Historical and Unaudited Pro Forma Financial Data

99.5	Unaudited Pro Forma Condensed Combined Financial Statements of the Partnership

99.6	Selected Updated Risk Factors

99.7	Cash Distribution Policy and Restrictions on Distributions—Unaudited Pro Forma Cash Available for Distribution for the Twelve Months Ended June 30, 2014 and the Year Ended December 31, 2013, —Estimated Cash Available for Distribution for the Twelve Months Ending September 30, 2015 (Contribution to Pro Forma Cash Available for Distribution) and —Significant Forecast Assumptions

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC, its general partner

By:	/s/ Margaret C. Montana
Margaret C. Montana
President and Chief Executive Officer

Date: November 21, 2014

INDEX TO EXHIBITS

Number	Exhibit

99.1	Audited Combined Financial Statements of Ho-Ho as of and for the Year ended December 31, 2013

99.2	Unaudited Condensed Combined Financial Statements of Ho-Ho as of and for the Six Months ended June 30, 2014

99.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations of our Predecessor and —Cash Flows from our Predecessor’s Operations

99.4	Selected Historical and Unaudited Pro Forma Financial Data

99.5	Unaudited Pro Forma Condensed Combined Financial Statements of the Partnership

99.6	Selected Updated Risk Factors

99.7	Cash Distribution Policy and Restrictions on Distributions—Unaudited Pro Forma Cash Available for Distribution for the Twelve Months Ended June 30, 2014 and the Year Ended December 31, 2013, —Estimated Cash Available for Distribution for the Twelve Months Ending September 30, 2015 (Contribution to Pro Forma Cash Available for Distribution) and —Significant Forecast Assumptions